EXHIBIT 5.1

                   OPINION OF JACKSON TUFTS COLE & BLACK, LLP




August 28, 1996




SyQuest Technology, Inc.
47071 Bayside Parkway
Fremont, CA  94538


Ladies and Gentlemen:



        With reference to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by SyQuest Technology, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 2,691,891 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), it is our opinion that the shares of Common Stock to be offered and sold pursuant to the Registration Statement, when issued upon conversion of the Preferred Stock or conversion of up to $2,775,000 in aggregate principal amount of the 6% Convertible Subordinated Debenture dated July 15, 1996, each in accordance with the respective terms thereof, will be legally issued, fully paid and nonassessable.


        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                         Very truly yours,

                         JACKSON TUFTS COLE & BLACK, LLP